SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 20, 2014

SUNRISE REAL ESTATE GROUP, INC.

(Exact name of registrant as specified in its charter)

Texas	000-32585	75-2713701
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

(Address of principal executive offices)

No. 638, Hengfeng Road, Fl 25

Shanghai, PRC 200072

Registrant's telephone number, including area code (86)- 21-6167-2855

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 20, 2014, the registrant, Sunrise Real Estate Group, Inc. ("Sunrise"), entered into a Share Purchase Agreement with Ace Develop Properties Limited (“Ace”) to issue 20 million shares to Ace for RMB 10,472,000 (US $1,700,000 equivalent). This agreement, subject to standard closing terms and conditions, is scheduled to close on or before August 31, 2014. Ace is wholly-owned by Lin Chi-Jung, our Chief Executive Officer, President and Chairman of the Board.

Item 3.02. Unregistered Sales of Equity Securities.

As set forth in above Item 1.01, Sunrise, upon the closing of the Share Purchase Agreement, will issue 20 million shares to Ace for RMB 10,472,000 (US $1,700,000 equivalent).

In connection with the issue of its shares to Ace, Sunrise will rely on Regulation S as its exemption from the registration requirements of the Securities Act of 1933. The purchaser is a non-US person and has agreed that the shares may not be transferred or sold except in accordance with the provisions of Regulation S and/or compliance with the registration requirements of the Securities Act of 1933 or in reliance upon an applicable exemption therefrom. The certificates representing the Sunrise shares shall bear a legend reflecting such transfer restrictions and stop transfer orders will be placed with the transfer agent against these shares.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

Number

10.22	Share purchase agreement dated August 20, 2014 between the Registrant and Ace Develop Properties Limited

99.1	Press release dated August 20, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2014

SUNRISE REAL ESTATE GROUP, INC.

/s/ Lin, Chi Jung

Name:Lin, Chi Jung

Chief Executive Officer